Exhibit 99.1

AMERICAN APPAREL REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

▪	First quarter 2008 net sales of $111.6 million, up 52% over the first quarter of 2007
▪	EPS of $0.02 versus $0.03 in the prior year quarter
▪	Company maintains EPS guidance of $0.32 to $0.36 for 2008

LOS ANGELES, May 13, 2008 -- American Apparel, Inc. (Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, today announced its financial results for the first quarter of 2008.

Net sales for the first quarter, and for the comparable period of the previous year, were as follows:

	Three months ended March 31,
(Dollars in Thousands)	2008	2007
	(unaudited)	(unaudited)
U.S. Wholesale sales	$37,435	$29,392
U.S. Retail sales	33,124	21,217
Canada sales	12,163	7,140
International sales	28,912	15,754
Total net sales	$111,634	$73,503

Total retail sales across all segments increased 65% to $63.1 million for the first quarter of 2008 as compared to $38.3 million for the same period in 2007, with same-store sales for stores open at least 12 months rising 36%. Total wholesale sales across all segments $48.5 million for the first quarter of 2008, as compared to $35.2 million for the first quarter of 2007, an increase of 38%. American Apparel ended the quarter with 186 stores, having added 4 net new stores in the period.

Gross margin in the quarter declined 280 basis points to 55.3%. The main driver in this decrease was a decline in the U.S. Wholesale gross margin to 20.6% from 38.4% in the first quarter of 2007.  Gross margin for the U.S. Wholesale segment for the full year of 2007 was 27.8%, and the company expects its gross margin for this segment to be more in line with that level for the remainder of 2008. Gross profit in the first quarter of 2008 was impacted by approximately $0.9 million in startup costs at the company’s garment dyeing and finishing facility purchased in December 2007, and $0.5 million in extra costs related to a three day production shutdown to accommodate the cutover to a new ERP system. The company also incurred additional training and startup costs relating to increased hiring to support an expansion in production capacity starting in the first quarter.

Operating expenses increased 170 basis points to 51.4% of sales, partly as a result of a shift in mix due to the growth of the company’s retail operations. Operating expenses in the first quarter of 2008 were impacted by $0.4 million related to stock-based compensation payable to directors recognized in the period, $0.7 million in legal expenses incurred to defend against a wrongful termination suit, and $0.4 million in additional costs related to the relocation of the company’s Canadian headquarters and warehouse. Retail store pre-opening expenses were $1.7 million in the first quarter of 2008 versus $1.1 million in the first quarter of 2007.

Net income for the first quarter was $1.1 million versus $1.7 million in the same period a year ago, or $0.02 per diluted share versus $0.03 per diluted share a year ago.

The company reaffirmed its financial guidance for the year. The company continues to expect diluted earnings per share in the range of $0.32 to $0.36, before giving effect to a one-time non-cash stock compensation expense resulting from the company’s previously announced employee stock grant. The company currently has over 35 signed leases for retail stores in its pipeline and believes it is still in a position to open 40-45 stores in calendar 2008 as originally planned.

Dov Charney, Chairman and Chief Executive Officer, stated: "The first quarter of 2008 was a period of significant investment at American Apparel. During a quarter which is traditionally the slowest one for our business, we began a new phase of retail expansion. While significant capital outlays were made in the first quarter, we will begin to see this investment pay off in future quarters. During this period, we moved our Canadian operations to a new facility. We ramped up the new garment dye facility purchased last December. Earlier today we announced another significant acquisition of production capacity from U.S. Dyeing & Finishing. In the first quarter, we successfully went live on the first phase of our new ERP system, which should provide for production efficiencies and a more streamlined supply chain. We have also hired a number of experienced accounting professionals to bolster our internal staff, and have begun working with Moss Adams LLP to bring our internal controls in compliance with Sarbanes-Oxley. With the groundwork having been laid in the first quarter, we look forward to making 2008 another record year for American Apparel.”

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of May 10, 2008, American Apparel employed over 7,000 people and operated 187 retail stores in 15 countries, including the United States, Canada, Mexico, United Kingdom, Belgium, France, Germany, Italy, the Netherlands, Sweden, Switzerland, Israel, Australia, Japan and South Korea. American Apparel also operates a leading wholesale business that supplies T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://store.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that American Apparel, Inc. may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the company's future financial condition and results of operations and the company's prospects and strategies for future growth. In some cases, you can identify forward-looking statements by words or phrases such as "trend," "potential," "opportunity," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.

Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements. American Apparel cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. The following factors, among others, could cause actual results to differ from those set forth in forward-looking statements: business conditions, including risks associated with foreign markets, international business and online retail operations, increases in materials or labor costs and employee matters; the company's relationships with its lenders and its ability to comply with the terms of its existing credit facilities; changing interpretations of generally accepted accounting principles; changes in the overall level of consumer spending; changes in preferences in apparel or the acceptance of the company's products and the company's ability to anticipate such changes; the performance of the company's products within the prevailing retail environment; availability of store locations at appropriate terms and our ability to open new stores and expand internationally; the possibility that the company's suppliers and manufacturers may not timely produce or deliver the company's products; financial non-performance by the company's customers, primarily in the wholesale business; inquiries and investigations and related litigation; continued compliance with U.S. and foreign government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which the company is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition, both domestic and foreign, from other apparel providers; changes in key personnel; costs as a result of operating as a public company; general economic conditions; increases in interest rates; geopolitical events and regulatory changes; as well as other relevant risks detailed in the other filings that the company makes with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in Thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2008	2007
NET SALES	$111,634	$73,503
COST OF SALES	49,885	30,812

GROSS PROFIT	61,749	42,691
OPERATING EXPENSES (including related party charges of $153 and $221 for the three months ended March 31, 2008 and 2007, respectively)	57,384	36,498

INCOME FROM OPERATIONS	4,365	6,193

INTEREST AND OTHER (INCOME) EXPENSE
Interest expense (including related party interest expense of $81 and $362 for the three months ended March 31, 2008 and 2007, respectively)	3,338	3,960
Foreign currency transaction (gain) loss	(478)	46
Other income	(212)	(157)

TOTAL INTEREST AND OTHER INCOME	2,648	3,849

INCOME BEFORE INCOME TAXES	1,717	2,344
INCOME TAX PROVISION	613	661

NET INCOME	$1,104	$1,683

Weighted average basic shares outstanding	66,184	48,390
Weighted average diluted shares outstanding	69,492	48,390
Basic Earnings per share	$0.02	$0.03
Diluted Earnings per share	$0.02	$0.03

AMERICAN APPAREL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in Thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$72,927	$19,292
Trade accounts receivable, net of allowances of $1,909 and $1,876 at March 31, 2008 and December 31, 2007, respectively	20,820	16,602
Other receivables	1,186	1,120
Prepaid expenses and other current assets	6,895	4,498
Inventories, net	113,146	106,434
Deferred taxes, current portion	4,978	4,894

Total Current Assets	219,952	152,840
PROPERTY AND EQUIPMENT, net	76,159	64,868
INTANGIBLE ASSETS, net	2,659	2,286
GOODWILL	950	950
DEFERRED TAXES	3,141	3,146
OTHER ASSETS	11,202	9,260

TOTAL ASSETS	$314,063	$233,350

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$3,303	$2,778
Current portion of long-term debt	113,856	99,930
Accounts payable	17,696	15,451
Accrued expenses	20,513	21,877
Income taxes payable	4,510	7,300
Current portion of capital lease obligations	2,984	3,384

Total Current Liabilities	162,862	150,720

LONG-TERM DEBT, Net of current portion	589	642
SUBORDINATED NOTES PAYABLE TO RELATED PARTIES	5,922	6,036
CAPITAL LEASE OBLIGATIONS, net of current portion	3,489	4,066
DEFERRED RENT	11,969	10,065

TOTAL LIABILITIES	184,831	171,529

COMMITMENTS AND CONTINGENCIES

STOCK HOLDERS’ EQUITY
Preferred stock, $.0001 par value, authorized 1,000 shares; none issued	—	—
Common stock, $.0001 par value, authorized 120,000 shares; total issued and outstanding 71,116 and 57,595, respectively	7	6
Additional paid-in capital	122,780	57,162
Accumulated other comprehensive income	1,553	865
Retained earnings	4,982	3,788

TOTAL STOCKHOLDERS’ EQUITY	129,232	61,821

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$314,063	$233,350

Contact:
Joseph Teklits/Jean Fontana
ICR
203-682-8200